Exhibit 99.3

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THISAMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 30th day of January, 2007 (the “Effective Date”), between IDAHO GENERAL MINES, INC. (the “Company”), and ROBERT L. RUSSELL, P.E. (“Executive Director” or “Russell”).

W I T N E S S E T H

WHEREAS, the Company was formed in 1925 as an Idaho corporation; and

WHEREAS, Executive Director became President of the Company in 1987; and

WHEREAS, at the time Executive Director became the President of the Company, the Company did not own substantial assets nor have rights to any significant ore deposits of any kind; and

WHEREAS, under the leadership and through the dedication and devotion of the Executive Director, the Company now owns and has rights to two (2) of the largest known deposits of molybdenum in the world; and

WHEREAS, for the past twenty (20) years, Executive Director has proven an invaluable resource for the Company, for which he has been vastly under compensated; and

WHEREAS, the Executive Director wishes to redirect his role on behalf of the Company and provide strategic services to the Company and the Board of Directors of the Company, and the Company wishes to retain the services of Executive Director to insure that the Employee is available to build and turn the Company’s assets into operating mines, all on the terms and conditions provided herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and promises of the parties contained herein, the Company and Russell enter into this Agreement and agree as follows:

1.                                       DESCRIPTION OF SERVICES.  Russell shall, to the best of his ability, industriously and faithfully perform the responsibilities as Executive Director of the Company.  Russell shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of Company; provided, however, that Executive Director may serve on other boards as a director or trustee if such service in the opinion of the Company does not interfere with his ability to discharge his duties and responsibilities to Company.  The Executive Director shall report to the Board of Directors (the “Board”) of the Company and carry out such assignments of a strategic nature as shall be given the Executive Director by the Board from time to time.  Executive Director shall also assist as requested in raising of equity and debt financing for the growth and operation of the Company including, without limitation, sufficient amounts to develop, construct and operate the Mount Hope Mine, and other Company mining facilities acquired or operated from time to time.  Russell shall, as requested by the board, serve as technical consultant to the Company in any area of professional expertise and experience he holds and shall as directed by the board serve as Chairman of the Board at its various meeting and perform duties and responsibilities as required of the position of Chairman.

2.                                       TERM OF AGREEMENT/EARLY TERMINATION.

2.1                                 The term of this Agreement shall commence as of the Effective Date and shall terminate automatically twenty-four (24) months after the Effective Date (the “Term”) unless the parties, prior to the end of the Term, enter into a written agreement renewing or extending this Agreement.  Unless occurring earlier, all granted stock options, stock warrants and stock grants shall vest at the end of the Term of this Agreement and be exercisable pursuant to the then current Stock Option Plan of the Company.

2.2                                 Despite the Term of this Agreement set forth in Section 2.1 above, the Company shall have the right to earlier terminate this Agreement automatically upon the death of Russell.  In such event, the Company shall pay Russell’s estate the Base Compensation and Bonus declared but not yet paid and Base Compensation to be earned through the term of this Agreement, and all stock options, stock warrants and stock grants held by Russell shall automatically vest and be exercisable by Executive Director’s heirs, executors, administrators or personal representatives in accordance with the then current Stock Option Plan of the Company.

2.3                                 Despite the Term of this Agreement set forth in Section 2.1 above, Russell shall have the right to terminate this Agreement upon sixty (60) days prior written notice to the Company for any reason provided the Company may waive the notice period.  In such event, the Company shall pay Russell the Base Compensation earned and any Bonus declared but not yet paid to Russell.

2.4                                 Automatically upon a Change of Control, the Company shall pay to Executive Director three (3) years of annual Base Compensation and any declared but unpaid Bonus.  In the event of a contemplated Change in Control, the Executive Director shall become entitled to receive a stock grant of One Million (1,000,000) shares of common stock in the Company, payable prior to the closing of the Change in Control event.  Furthermore, all granted stock options, stock warrants and stock grants under this or any provision of this Agreement will vest upon the effective date of the closing of the Change of Control event.  For the purposes of this Agreement, Change of Control shall mean:

(a)                                  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or  14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the

“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.4(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company;

(b)                                 Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or the acquisition of assets or stock of another entity by the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Company common stock and the outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding Company common stock and the outstanding Company voting securities, as the case may be, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirection, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination;

(c)                                A transfer, sale or disposition of a substantial portion of the assets of the Company to an unrelated party; or

(d)                               Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)                                Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

2.5                                 Despite the Term of this Agreement set forth in Section 2.1 above, Russell shall be entitled to terminate his employment with the Company for “Good Reason” in which case Russell will receive any portion of his Base Compensation and any declared Bonus earned through the date of termination, but not yet paid to Russell, plus a severance payment equal to the remaining compensation to be paid Russell over the remaining term of this Agreement, plus the compensation and benefits enumerated in Section 2.4, plus all granted stock options, warrants and stock grants shall automatically vest.  For purposes of this Agreement, “Good Reason” shall mean the good faith determination by Russell that he has been constructively discharged by the Company and shall include, without limitation, the decision to relocate the Company’s headquarters from Spokane, Washington, or a decline in Russell’s health or an illness as determined by a licensed health care provider that he cannot fulfill the services assigned to him pursuant to this Agreement.  Should the Company enter into a definitive agreement which, if closed, would be a Change of Control event under Section 2.4, within twelve (12) months after what would have been the Term of this Agreement, but for Russell’s termination of this Agreement pursuant to this Section 2.5, he shall be entitled to receive the compensation and benefits enumerated in Section 2.4.

2.6                                 Should the Company terminate Russell during the Term of this Agreement for any reason or should the Company enter into a definitive agreement which, if closed, would be a Change of Control event, within twelve (12) months after the end of the Term of this Agreement, Russell shall be entitled to receive the compensation and benefits enumerated in Section 2.4 hereof.

Following any notice of termination, each party shall cooperate with the other in all matters relating to the winding up of Russell’s work on behalf of the Company.

3.                                       COMPENSATION.

3.1                                 Base Compensation.  During the Term hereof, Base Compensation shall be payable to Russell based on an annual rate of Three Hundred Fifty Thousand Dollars ($350,000.00).  Said Base Compensation shall be payable monthly in arrears in accordance with the Company’s regular payroll procedures, policies and practices.  Base Compensation may be reviewed and adjusted annually by the Company as it deems appropriate.

3.2                                 Incentive Compensation.

Bonuses. Russell shall be eligible to receive such bonuses as the Board of Directors of the Company may determine from time to time.

All payments to Russell under Sections 3.1 and 3.2 shall be subject to the customary withholding taxes, and other employee taxes as required by law and deductions authorized by Russell.

3.3                               Business Expenses/Reimbursement of Disallowed Expenses.  The Company shall also reimburse Russell for other reasonable and necessary business expenses in connection with the performance by Russell of his duties hereunder, including business, entertainment and travel, subject to compliance with such policies regarding expenses and expense reimbursements as may be adopted from time to time by the Company.  If any compensation payment, medical reimbursement, employee fringe benefit, expense allowance payment or other expense incurred by the Company for the benefit of Russell is disallowed in whole or in part as a deductible expense of the Company for federal or state income tax purposes, Russell shall reimburse the Company, upon notice and demand, to the full extent of the disallowance.  In lieu of payment by Russell to the Company, Russell authorizes the Company to withhold amounts from Russell future compensation payments until the amount owed to the Company has been fully recovered.  The Company shall not be required to legally defend any proposed disallowance and the amount required to be reimbursed by Russell shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction.  This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115 and is for the purpose of entitling Russell to a business expense deduction for the taxable year in which the repayment is made to the Company.  In this manner, the Company shall be protected from having to bear the entire burden of a disallowed expense item.

3.4                               Fringe Benefits.  During the term of Russell’s employment by Company, Russell shall be entitled to participate in the retirement and health and welfare benefits offered generally by Company to its employees, to the extent that Russell’s position, tenure, salary, health, and other qualifications make Russell eligible to participate.  Russell’s participation in such benefits shall be subject to the terms of the applicable plans, as the same may be amended from time to time.  Company does not guarantee the adoption or continuance of any particular employee benefit during Russell’s employment, and nothing in this Agreement is intended to, or shall in any way restrict the right of Company, to amend, modify or terminate any of its benefits during the Term of this Agreement.  Russell also will be entitled to all normal and customary perquisites of employment, including paid-time-off, available to employees of the Company at Russell’s level, subject to the stated terms and conditions of such perquisites.

3.5                               Excise Tax Gross-Up Payment.  If it is determined that any payment, distribution, coverage or benefit acceleration received or to be received by Russell from the Company pursuant to this Agreement or otherwise (collectively referred to as the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), (such tax referred to as the “Excise Tax”), then Russell shall be entitled to receive an additional payment from the Company (the “Excise Tax Gross-Up Payment”) in an amount such that the net amount retained by Russell, after the calculation and deduction of any Excise Tax on the Payments (together with any penalties and interest that have been or will be imposed on Russell in connection therewith) and any federal, state or local income taxes, Excise Taxes and payroll taxes (including the tax imposed by Section 3101(b) of the Code) on the Excise Tax Gross-Up Payment provided for in this Section 3.5 shall be equal to the Payments.  In computing the amount of this payment, it shall be assumed that Russell is subject to tax by each taxing jurisdiction at the highest marginal tax rate in the respective taxing jurisdiction of Russell, taking into account the city and state in which Russell resides, but giving effect to the tax benefit, if any, which Russell may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction (provided that the highest marginal tax rate for federal income tax purposes shall be determined under Section 1 of the Code).

All determinations required to be made under this Section 3.5, including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, unless otherwise specified in this Section 3.5, shall be made by the Company’s independent auditors, whose determination shall be final and binding on all parties.

4.                                       DISCLOSURE OF INFORMATION.

4.1                               Russell acknowledges that he will receive access to confidential and proprietary business information or trade secrets (“Confidential Information”) about the Company, that this information was obtained by the Company at great expense and is zealously guarded by the Company from unauthorized disclosure, and that Russell’s possession of this special knowledge is due solely to Russell’s employment with the Company.  In recognition of the foregoing, Russell will not at any time during employment or following termination of employment for any reason, disclose, use or make otherwise available to any third party any Confidential Information relating to the Company’s business, including its products, production methods and development; manufacturing and business methods and techniques; trade secrets, data, specifications, developments, inventions, engineering and research activity; marketing and sales strategies, information and techniques; long and short term plans; current and prospective dealer, customer, vendor, supplier and distributor lists, contacts and information; financial, personnel and information system information; and any other information concerning the business of the Company which is not disclosed to the general public or known in the industry, except for disclosure necessary in the course of Russell’s duties for the Company.

4.2                               Upon termination of employment with the Company, Russell shall deliver to a designated Company representative all records, documents, hardware, software, and all other Company property in whatever form and all copies thereof in Russell’s possession.  Russell acknowledges and agrees that all such materials are the sole property of the Company and that Russell will certify in writing to the Company at the time of termination that Russell has complied with this obligation.

5.                                       DISCLOSURE AND ASSIGNMENT OF INVENTIONS.

5.1                                 Russell agrees to promptly disclose to the Company inventions, ideas, processes, writings, designs, developments and improvements, whether or not protectable under the applicable patent, trademark or copyright statutes, which Russell makes, conceives, reduces to practice or learns during the period of employment by Company, either alone or jointly with others, relating to any business in which the Company, during the period of Russell’s employment, is or may be concerned (“the Inventions”).  Such disclosures shall be made by Russell to the Company in a written report, setting forth in detail the structures, procedures and methodology employed and the results achieved.

5.2                                 Consistent with and to the extent permitted by applicable law, Russell hereby assigns and agrees to assign to the Company all rights in and to the Inventions and proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign patents and resulting patents.

5.3                                 Russell further agrees, without charge to the Company but at its expense, to assist the Company in every proper way and execute, acknowledge and deliver, during and after employment by the Company, all such documents necessary and perform such other legal acts as may be necessary, in the opinion of the Company, to obtain or maintain United States or foreign patents or other proprietary protection, for any and all Inventions made during his employment by the Company in any and all countries, and to vest title therein to the Company.

5.4                                 Russell acknowledges notice from the Company that this foregoing obligation to assign rights in and to any Inventions does not apply to an Invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Russell’s own time and (1) which does not relate (A) directly to the business of the Company, or (B) to the Company’s actual or demonstrably anticipated research or development; or (2) which does not result from any work performed by Russell for the Company.

5.5                                 Russell further agrees that prior to separation from employment with the Company for any reason, Russell shall disclose to the Company, in a written report, all Inventions, the rights to which Russell has agreed to assign to the Company under Sections 5.1 and 5.2 above, and which Russell has not previously disclosed.

6.                                       RESTRICTIVE COVENANTS.

6.1                               Non-Solicitation.

(a)                                Russell specifically acknowledges that the Confidential Information described in Section 4.1 includes confidential data pertaining to current and prospective customers of the Company, that such data is a valuable and unique asset of the Company’s business and that the success or failure of the Company’s specialized business is dependent in large part upon the Company’s ability to establish and maintain close and continuing personal contacts and working relationships with such customers and to develop proposals which are specifically designed to meet the requirements of such customers.  Therefore, during Russell’s employment with the Company and for the twelve (12) months following termination of employment for any reason, except on behalf of he Company or with the Company’s prior written consent, Russell is prohibited from soliciting, either directly or indirectly, on his own behalf or on behalf of any other person or entity, all such customers with whom Russell had contact during the twenty-four (24) months preceding Russell’s termination of employment.

(b)                                 Russell specifically acknowledges that the Confidential Information described in Section 4.1 also includes confidential data pertaining to current and prospective employees and agents of the Company, and Russell further agrees that during Russell’s employment with the Company and for the twelve (12) months following termination of employment for any reason, Russell will not directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, the services of any person who is an employee or agent of the Company or solicit any of the Company’s employees or agents to terminate their employment or agency with the Company.

(c)                                  Russell specifically acknowledges that the Confidential Information described in Section 4.1 also includes confidential data pertaining to current and prospective vendors and suppliers of the Company, Russell agrees that during Russell’s employment with the Company and for the twelve (12) months following termination of employment for any reason, Russell will not directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, any Company vendor or supplier for the purpose of either providing products or services to competitors of the Company, as described in Section 6.1(b), or terminating such vendor’s or supplier’s relationship or agency with the Company.

(d)                                 Russell further agrees that, during Russell’s employment with the Company and for the twelve (12) months following termination of employment for any reason, Russell will do nothing to interfere with any of the Company’s business relationships.

6.2                               Non-Competition.

(a)                                Russell represents to the Company that Russell is not a party to any agreement with a prior employer or otherwise which would prohibit Russell from employment with the Company.  Russell further represents that he has provided to the Company copies of any and all agreements (e.g., non-competition, non-solicitation, or non-disclosure agreements) that might limit Russell’s ability, in any way, to perform the duties of Russell’s position on behalf of the Company, and Russell agrees to act at all times on behalf of the Company in a manner consistent with any such agreements.  Russell acknowledges and understands that the Company will have no obligation to provide legal representation to Russell in the event a prior employer or other third party brings or threatens to bring an action against Russell for violating any such agreements; that the Company may elect, at its sole discretion, to provide legal representation to Russell but Russell may be required to reimburse the Company for any legal expenses paid on Russell’s behalf in the event Russell is found to have violated any such agreements; and that Russell may be terminated in the event the Company determines that Russell may have violated any such agreements.  Despite anything to the contrary herein, termination based upon the Company’s determination that Russell has violated this Section 6.2 shall be considered termination for Cause.

(b)                               Russell covenants and agrees that during Russell’s employment with the Company and for the twelve (12) months following termination of employment for any reason, he will not, in any state in which employee worked on behalf of the Company in the past twenty-four (24) months or in any state in which the Company owns molybdenum ore deposits, engage in or carry on, directly or indirectly, as an owner, employee, agent, associate, consultant or in any other capacity, a business competitive with that conducted by the Company.  A “business competitive with that conducted by the Company” shall mean any business or activity involved in the discovery or mining of molybdenum.  To “engage in or carry on” shall mean to have ownership in such business or consult, work in, direct or have responsibility for any area of such business, including but not limited to the following areas:  operations, sales, marketing, manufacturing, procurement or sourcing, purchasing, customer service, distribution, product planning, research, design or development.

(c)                                For the twelve (12) months following termination of employment for any reason, Russell certifies and agrees that he will notify the President/CEO of the Company of his employment or other affiliation with any potentially competitive business or entity prior to the commencement of such employment or affiliation.

7.                                       NOTICES.  Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or if delivered by telex or telecopy with electronic confirmation when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the fifth business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

If to Employee:	Robert L. Russell, P.E.
639 N. Riverpoint Blvd., H203
Spokane, WA 99202
Fax No.

If to Employer:	Chief Executive Officer
Idaho General Mines, Inc.
10 North Post Street, Suite 610
Spokane, WA 99201
Fax No. 509-838-0457

Copy to:	Michael F. Nienstedt, Esq.
Witherspoon, Kelley, Davenport & Toole, P.S.
U.S. Bank Building
422 West Riverside Avenue, Suite 1100
Spokane, WA 99201-0302
Fax No. 509-458-2728

(or to such other address as any party shall specify by written notice so given).

8.                                       LEGAL REQUIREMENTS.  Russell represents and warrants that, during the term of this Agreement (and thereafter for so long as Russell remains an employee of the Company), Russell  shall comply with all legal requirements imposed by Environmental Laws imposed by any local, state or federal authority and the rules and regulations promulgated by any such entity.  For the purposes of this Agreement, Environmental Law shall mean all local, state or federal law, now or hereafter existing, that relate to health, safety or environmental protection.  Russell shall use his best efforts to comply in all material respects with, and shall use his best efforts, within the scope of his duties, to cause the Company to comply with, all other applicable laws and regulations governing the Company including, without limitation, all environmental laws and regulations.

9.                                       NO IMPLIED WAIVERS.  Neither party shall waive any breach of any provision of this Agreement except in writing, and any waiver so granted in any single instance shall not thereby be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

10.                                 HEADINGS.  The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof, nor to affect the meaning thereof.

11.                                 GOVERNING LAW; JURISDICTION.  This Agreement shall be governed by and construed under Idaho law, without regard to its conflict of laws principles.  The parties agree that any litigation in any way relating to this Agreement shall be venued in either federal or state court in Shoshone County, Idaho, and Employee hereby consents to the personal jurisdiction of these courts and waives any objection that such venue is inconvenient or improper.

12.                               WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, RUSSELL AND COMPANY HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE)

ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ENFORCEMENT THEREOF.

13.                                 COMPLETE AGREEMENT - AMENDMENTS - PRIOR AGREEMENTS.  The foregoing, along with any agreement executed contemporaneously herewith, is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.  This Agreement supersedes any and all prior agreements among the Company and Russell with respect to the matters covered, excepting the vesting of any stock options, stock warrants or stock grants which are not inconsistent with the provisions hereof.

14.                                 INVALIDITY.  The invalidity or lack of enforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all other respects as though such invalid or unenforceable provisions were permitted.  Moreover, the parties agree to replace or have a Court replace such invalid provisions with a substitute provision that will satisfy the intent of the parties.

15.                                 SURVIVAL.  Upon the expiration or termination of this Agreement for any reason, the provisions of this Section and the covenants of the parties herein shall survive and remain in full force and effect.

16.                                 BINDING OBLIGATIONS.  The Employee and the Company acknowledge and understand that, unless expressly stated above, Employee’s obligations hereunder shall not be affected by the reasons for, circumstances of, or identity of the party who initiates the termination of Employee’s employment with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below, effective as of the date first set forth above.

COMPANY:

IDAHO GENERAL MINES, INC.

By:	/s/ Bruce D. Hansen
Its:	CEO

EMPLOYEE:

/s/ Robert L. Russell
ROBERT L. RUSSELL, P.E.